                                                                       EXHIBIT 2

                              State of Delaware

                       Office of the Secretary of State

                       --------------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

        "DIDAX ON-LINE, L.C.", A VIRGINIA LIMITED LIABILITY COMPANY,

        WITH AND INTO "DIDAX INC." UNDER THE NAME OF "DIDAX INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TENTH DAY OF APRIL, A.D. 1997, AT 1:31 O'CLOCK P.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




                            [DELAWARE                /s/ EDWARD J. FREEL
                            SECRETARY'S      -----------------------------------
                            OFFICE SEAL]     Edward J. Freel, Secretary of State


2703861  8100M                                       AUTHENTICATION:  8415063
971116613                                                      DATE: 04-10-97

                             CERTIFICATE OF MERGER

                                       OF

                                  DIDAX INC.,

                            a Delaware corporation,

                                      AND

                              DIDAX ON-LINE, L.C.

                      a Virginia limited liability company

It is hereby certified that:

     1. The constituent business corporations participating in the merger herein certified are:

         (i) DIDAX INC., which is incorporated under the laws of the State of Delaware; and

         (ii) Didax On-Line, L.C., which is formed under the laws of the State of Virginia.

     2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 264 of the General Corporation Law of the State of Delaware, to wit, by Didax On-Line, L.C. in accordance with the laws of the State of its formation and DIDAX INC. in the same manner as is provided in Section 264 of the General Corporation Law of the State of Delaware.

     3. The name of the surviving corporation in the merger herein certified is DIDAX INC., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

     4. The Certificate of Incorporation of DIDAX INC., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

     5. The executed Plan and Agreement of Merger between the aforesaid constituent entitues is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

                           4501 Daly Drive, Suite 103
                           Chantilly, Virginia 20151

     6. A copy of the aforesaid Plan and Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

     7. The authorized capital of Didax On-Line, L.C. consists of 3,000,000 membership units, no par value per share.

Dated:  April 9, 1997.


                                DIDAX INC., a Delaware Corporation

                                By: /s/ DANE B. WEST
                                    -------------------------------
                                    Name:  Dane B. West
                                    Title:  President


Dated:  April 9, 1997.


                                DIDAX ON-LINE, L.C., a Virginia limited
                                   liability company

                                By: /s/ DANE B. WEST
                                   ------------------------------
                                   Name:  Dane B. West
                                   Title:  President

                              State of Delaware

                       Office of the Secretary of State

                       --------------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

        "DIDAX, INC.", A VIRGINIA CORPORATION,

        WITH AND INTO "DIDAX INC." UNDER THE NAME OF "DIDAX INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TENTH DAY OF APRIL, A.D. 1997, AT 1:30 O'CLOCK P.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




                            [DELAWARE                /s/ EDWARD J. FREEL
                            SECRETARY'S      -----------------------------------
                            OFFICE SEAL]     Edward J. Freel, Secretary of State


2703861  8100M                                       AUTHENTICATION:  8415042
971116602                                                      DATE: 04-10-97

                             CERTIFICATE OF MERGER

                                       OF

                                  DIDAX INC.,

                            a Delaware corporation,

                                      AND

                                  DIDAX, INC.,

                             a Virginia corporation

It is hereby certified that:


     1. The constituent business corporations participating in the merger herein certified are:

          (i) DIDAX INC., which is incorporated under the laws of the State of Delaware ("New Didax"); and

          (ii) DIDAX, Inc., which is incorporated under the laws of the State of Virginia ("Old Didax").

     2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Old Didax in accordance with the laws of the State of its incorporation and New Didax in the same manner as is provided in Section 252 of the General Corporation Law of the State of Delaware.


     3. The name of the surviving corporation in the merger herein certified is DIDAX INC., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

     4. The Certificate of Incorporation of New Didax, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

     5. The executed Plan and Agreement of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

                           4501 Daly Drive, Suite 103
                              Chantilly, VA 20151

     6. A copy of the aforesaid Plan and Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

     7. The authorized capital stock of Old Didax consists of 500,000 shares of a par value of $0.01 each.

Dated:  April 9, 1997.


                                         DIDAX INC., a Delaware corporation



                                         By:/s/ DANE B. WEST
                                            ------------------------------
                                            By:  Dane B. West
                                            Title:  President


Dated:  April 9, 1997.


                                         DIDAX, INC., a Virginia corporation

                                         By:/s/ DANE B. WEST
                                            -----------------------------------
                                            Name:  Dane B. West
                                            Title: President

F129008 - 1

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                                 April 11, 1997


The State Corporation Commission finds the accompanying articles submitted on behalf of

DIDAX INC.

to comply with the requirements of law.  Therefore, it is ORDERED that this

CERTIFICATE OF MERGER

be issued and admitted to record with the articles in the office of the Clerk of the Commission. Each of the following:

DIDAX ON-LINE, L.C.
DIDAX, INC.


is merged into DIDAX INC., which continues to exist under the laws of DELAWARE with the name DIDAX INC.. The existence of each non-surviving entity ceases, according to the plan of merger.

The certificate is effective on April 11, 1997.

                                        STATE CORPORATION COMMISSION

                                        By  /s/ T.V. MORRISON, JR
                                          --------------------------------
                                          Commissioner

MERGACPT
CIS20436
97-04-10-0075

                           COMMONWEALTH OF VIRGINIA
                         STATE CORPORATION COMMISSION

                            ARTICLES OF MERGER FOR
          DIDAX ON-LINE, L.C. (A VIRGINIA LIMITED LIABILITY COMPANY),
                   DIDAX, INC. (A VIRGINIA CORPORATION), AND
                      DIDAX INC. (A DELAWARE CORPORATION)


The undersigned limited liability company and corporations, pursuant to Title 13.1, Chapter 12, Article 13 and Title 13.1, Chapter 9, Article 12 of the Code of Virginia, and to Title 8, Chapter 1, Subchapter IX of the Code of Delaware, hereby execute the following articles of merger and set forth:

1. The plan of merger of DIDAX, INC. (a Virginia corporation) and DIDAX INC. (a Delaware corporation) is attached as Exhibit A. The plan of merger of DIDAX ON-LINE, L.C. (a Virginia limited liability company) and DIDAX INC. (a Delaware corporation) is attached as Exhibit B.

2. The parties to the merger and the name of the state or country under whose law each such party is incorporated, organized or formed are as follows:


     NAME                                              STATE OR COUNTRY

     DIDAX, INC.                                       Virginia
     DIDAX ON-LINE, L.C.                               Virginia
     DIDAX INC.                                        Delaware

     DIDAX INC., a Delaware corporation, will be the surviving entity of the merger.

3.   Name of surviving entity:                       DIDAX INC.
     Jurisdiction of organization or incorporation:  Delaware
     Address of principal office:                    4501 Daly Drive, Suite 103
                                                     Chantilly, Virginia  20151

4. The plan of merger was adopted by unanimous consent of the members of DIDAX ON- LINE, L.C., the Virginia limited liability company, in accordance with SECTION.13.1-1071 of the Code of Virginia.

5. The plan of merger was adopted by unanimous consent of the shareholders of DIDAX, INC., the Virginia corporation, in accordance with SECTION.13.1-718 of the Code of Virginia.


      April 9, 1997      DIDAX INC. -- Articles of Merger         Page 1 of 2

6. The merger is permitted by the state or country under whose law each foreign corporation that is a party to the merger is organized or incorporated, and each foreign corporation that is a party to the merger has complied with that law in effecting the merger. The plans of merger were adopted by DIDAX INC., the Delaware corporation, in accordance with Title 8, Chapter 1, of the Code of Delaware.

7.   These Articles of Merger will be effective upon filing.

The undersigned directors and/or officers authorized to act on behalf of the respective organizations declare that the facts herein stated are true as of 9 April, 1997.

                                       DIDAX ON-LINE, L.C.


                                  By:  /s/ ROBERT C. VARNEY
                                      ---------------------------------------
                                       Dr. Robert C. Varney
                                       Manager and Member


                                       DIDAX, INC. (a Virginia corporation)


                                  By:  /s/ ROBERT C. VARNEY
                                      ---------------------------------------
                                       Dr. Robert C. Varney
                                       Chairman of the Board of Directors and
                                       Chief Executive Officer


                                       DIDAX INC. (a Delaware corporation)


                                  By:  /s/ ROBERT C. VARNEY
                                       --------------------------------------
                                       Dr. Robert C. Varney
                                       Chairman of the Board of Directors and
                                       Chief Executive Officer


      April 9, 1997      DIDAX INC. -- Articles of Merger         Page 2 of 2

Exhibit A

                                  DIDAX, INC.

                                 PLAN OF MERGER


         Pursuant to a vote of the board of directors of DIDAX, INC. (the "Corporation") a Plan of Merger (the "Plan") has been adopted, providing for the merger of the Corporation into DIDAX, Inc., a Delaware corporation ("New DIDAX"), in accordance with the Virginia Stock Corporation Act (the "Act") and Delaware General Corporate Law , pursuant to the following steps:

          1. The Corporation shall be formally merged into New DIDAX in accordance with the Act. The Corporation's assets (being solely a total of 366,193 membership units ("Units") of DIDAX On-Line L.C., ("L.C."), subject to its liabilities, will be transferred to New DIDAX without the necessity of any additional formalities. The total number of Units in L.C. outstanding, including those held by the Corporation, is 1,160,376.

          2. The shareholders of the Corporation will receive in total 366,193 shares ("New Shares") of common stock in New DIDAX, the successor to the assets, liabilities and business. Following the closing or the Merger and the acquisition by DIDAX of L.C.'s assets, there will be 1,160,376 New Shares outstanding.

          3. The Plan shall become effective upon the approval by the shareholders.

          4. If the Plan is approved, a certificate of merger will be filed with the State Corporation Commission(the "Commission") in accordance with the Act.

          5. Pursuant to the Act, and following the filing of the certificate of merger, the existence of the Corporation shall cease, except for the purpose of suits and other proceedings as provided in the Act.

          6. Upon the Plan's effective date, each Share of the Corporation's common stock shall be converted into the right to receive 100 New Shares of New DIDAX's common stock, $.01 par value, fully paid and non-assessable.

          7. The directors and the appropriate officers of the Corporation shall carry out and consummate the Plan of Merger, and shall have the authority, without further shareholder action, to adopt all resolutions, execute all documents, file all papers, pay such expenses and take any other action they may deem necessary or appropriate for the purpose of implementing the Plan.

                  IN WITNESS WHEREOF, DIDAX INC., a Delaware corporation, and DIDAX, INC., a Virginia corporation, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors and/or shareholders have caused this Plan of Merger to be executed by an authorized officer of each party thereto.

                                         DIDAX INC.
                                         (A Delaware Corporation)


                                      By: /s/ ROBERT C. VARNEY
                                      -----------------------------------------
                                         Dr. Robert C. Varney
                                         Chairman of the Board of Directors and
                                         Chief Executive Officer




                                         DIDAX, INC.
                                         (A Virginia Corporation)


                                      By: /s/ ROBERT C. VARNEY
                                      -----------------------------------------
                                         Dr. Robert C. Varney
                                         Chairman of the Board of Directors and
                                         Chief Executive Officer

Exhibit B

                               DIDAX ON-LINE L.C.

                                 PLAN OF MERGER


          Pursuant to a vote of the directorate of DIDAX ON-LINE L.C. (the "Company") a Plan of Reorganization (the "Plan") has been adopted, providing for the reorganization of the Company into DIDAX, Inc., a Delaware corporation ("New DIDAX"), in accordance with the Virginia Limited Liability Company Act (the "Act") and Delaware General Corporation Law, pursuant to the following steps:

          1. The Company shall be formally reorganized such that the Company's assets, subject to its liabilities, will be transferred to New DIDAX without the necessity of any additional formalities. The total number of Units in L.C. outstanding, including those held by DIDAX INC., the original DIDAX S Corporation, whose shareholders will be voting to merge into New DIDAX, is 1,160,376.

          2. The members of the Company will receive in total 794,183 shares ("New Shares") of common stock in New DIDAX, the successor to the Company's assets, liabilities and business. Following the closing or the Reorganization and the acquisition by New DIDAX of DIDAX INC.'s assets, there will be 1,160,376 New Shares outstanding.

          3.  The Plan shall become effective upon the approval by the members.

          4. If the Plan is approved, a certificate of liquidation will be filed with the State Corporation Commission(the "Commission") in accordance with the Act.

          5. Pursuant to the Act, and following the filing of the certificate of liquidation, the existence of the Company shall cease, except for the purpose of suits and other proceedings as provided in the Act.

          6. Upon the Plan's effective date, each Unit of the Company's membership units shall be converted into the right to receive one
              (1) New Share of New DIDAX's common stock, $.01 par value, fully paid and non-assessable.

          7. The managers of the Company shall carry out and consummate the Plan of Reorganization, and shall have the authority, without further member action, to adopt all resolutions, execute all documents, file all papers, pay such expenses and take any other action they may deem necessary or appropriate for the purpose of implementing the Plan.

          IN WITNESS WHEREOF, DIDAX INC., a Delaware corporation, and DIDAX ON-LINE, L.C., a Virginia limited liability company, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors and/or members have caused this Plan of Merger to be executed by an authorized officer of each party thereto.

                                        DIDAX INC.
                                        (A Delaware Corporation)


                                     By: /s/ ROBERT C. VARNEY
                                     ------------------------------------------
                                        Dr. Robert C. Varney
                                        Chairman of the Board of Directors and
                                        Chief Executive Officer




                                        DIDAX ON-LINE, L.C.
                                        (A Virginia Limited Liability Company)


                                     By: /s/ ROBERT C. VARNEY
                                     ------------------------------------------
                                        Dr. Robert C. Varney
                                        Director, Manager, and Member